Exhibit 23.5



                               AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-40386, 33-46988, 33-57410 and 33-50785 and Form S-8 Nos.
33-41440, 33-25105, 33-54365 and 33-56903) of Comcast Corporation and in the
related Prospectuses of our report dated August 5, 1994 with respect to the combined financial statements of the U.S. Cable Television Operations of Maclean Hunter, Inc. as at December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991 included in Comcast Corporation's Current Report on Form 8-K dated November 2, 1994, filed with the Securities and Exchange Commission.


                                                    ERNST & YOUNG

                                                    Chartered Accountants

Toronto, Canada
February 24, 1995